Exhibit 10.1

Form of Material Contract · English Translation · SEC Exhibit

EXHIBIT [●]

FORM OF CONFERENCE PLANNING AND EXECUTION COORDINATION SERVICE CONTRACT

ENGLISH TRANSLATION OF FORM OF AGREEMENT. Bracketed items vary by counterpart and are to be completed for each executed contract. In the event of any inconsistency between this English translation and the Chinese original, the Chinese original shall prevail.

This document is an English translation of the form of material contract prepared for filing with the U.S. Securities and Exchange Commission. Items in square brackets [ ] are deal-specific terms that differ among executed contracts, including contract number, signing date, party names, project particulars and amounts. Company chops, handwritten signatures and bank account details have been omitted from this form.

Conference Planning and Execution Coordination Service Contract

(Full-Process Professional Conference Coordination Service Arrangement)

Contract No.: [Contract Number]

Date of Execution: [Year]/[Month]/[Day]

Party A (Service Provider): [Name of Party A]

Party B (Customer): [Name of Party B]

Party A and Party B, in accordance with the principles of equality, voluntariness and good faith, have fully negotiated and hereby enter into this Contract in connection with Party A’s provision to Party B of professional conference planning, execution coordination, content support and on-site direction services, to be jointly observed by both parties.

Article 1 Project Overview

1.1 Conference name: [Conference Name]

1.2 Conference date: [Conference Date]

1.3 Conference venue: [Conference Venue]

1.4 Expected scale: [Expected Number of Attendees] persons

1.5 Catering arrangement: [Catering Arrangement]

1.6 Project Positioning and Service Objectives

As a professional conference coordination service provider, Party A shall provide Party B with full-process coordination services covering overall upfront planning, vendor sourcing and liaison, content production support, on-site execution and direction, and post-event follow-up. Party A’s core objective is to assist Party B in implementing the conference in a professional, efficient and controllable manner, to ensure a smooth process, a professional on-site presentation and clear communication among all parties, and ultimately to achieve Party B’s intended conference results and brand presentation.

1.7 Service Principles

Party A shall carry out the services in accordance with the principles of “professional planning, clear communication, well-defined responsibilities and results orientation.” In the course of providing the services, Party A shall fully consider Party B’s comments, promptly report progress and risks, and coordinate flexibly within the agreed framework to ensure that the conference proceeds according to plan.

Form of Material Contract · English Translation · SEC Exhibit

Article 2 Scope of Services and Work

Party A shall provide Party B with the following professional services (collectively, the “Services”). The specific service contents, delivery standards and milestones shall be as set forth in the final proposal confirmed by both parties and in this Article.

2.1 Overall Conference Planning

Based on Party B’s conference theme, target audience and intended results, Party A shall prepare an overall conference proposal, including without limitation process design, pacing of segments, opening and closing design, suggested interactive segments, risk contingency plans and emergency-response approaches. Party A shall communicate fully with Party B to ensure that the proposal is consistent with Party B’s business objectives and brand tone, and the confirmed proposal shall serve as the basis for execution.

2.2 Venue and Vendor Coordination

Party A shall, based on the scale, standard and budget recommendations for the conference, recommend and coordinate the venue and shall source, compare and liaise with relevant vendors, including without limitation the venue provider, equipment, audio and lighting vendors, photography and video teams, décor and materials vendors, and catering providers. Party A’s role is that of an intermediary coordinator and communication bridge, responsible for conveying requirements, following up on confirmations and driving milestones. Party A shall not advance any third-party costs and shall not assume ultimate responsibility for the quality of third-party services.

2.3 Guest and Attendee Liaison Support

At Party B’s request, Party A may assist with guest invitation communications, collection and compilation of attendee information, and suggestions on check-in arrangements. Final confirmation of guests and the attendee list shall be Party B’s responsibility. Party A shall provide coordination and follow-up support on the basis of information provided by Party B.

2.4 Content Production Support

The agreed content deliverables for this conference include: design and production of [Number of PPT Decks] conference PowerPoint decks (layout and typesetting only, excluding image assets and animation effects); [Number of Videos] conference promotion/recap video(s) (including script coordination and post-production follow-up); on-site conference photography (photographer service duration of approximately [Photography Hours] hours), with delivery of approximately [Number of Photo Sets] set(s) of retouched photographs; and drafting of [Number of Speeches] conference keynote speech(es).

Note: PowerPoint design includes layout and typesetting only, and does not include procurement of image assets, licensing of photographic images or production of animation effects. If Party B requires additional image assets, animation or an extension of photography service time, the parties shall confirm the same in writing and negotiate the corresponding fees. Speech content shall be based on the thematic direction, core viewpoints and review comments provided by Party B, and Party A shall be responsible for professional drafting and revision on that basis.

2.5 On-Site Décor Guidance and On-Site Direction

On-site décor and equipment support mainly include the following categories, subject to the final proposal confirmed by both parties:

(1) Protocol and reception: host/emcee, check-in desk, themed backdrop (check-in wall), directional signs, feather flags, wayfinding standees/roll-ups, guest badges/attendee passes, table cards, etc.;

(2) Stage and speaking area: lectern (podium), podium flowers, speaking microphone, spotlights, stage seating, etc.;

(3) Display and video systems: main backdrop screen / main projector or LED wall, two LED side screens, video processor, jib, etc.;

(4) Audio system: main speakers, monitor speakers, amplifiers, microphones, etc.;

(5) Lighting and auxiliary equipment: truss lighting rig, slide clicker, walkie-talkies, etc.;

(6) Computers and interfaces: presenter’s laptop and backup laptop, HDMI / USB-C adapters and converters, etc.

Party A shall be responsible for on-site coordination and direction, ensuring that each vendor performs in accordance with the agreed proposal and promptly handling on-site contingencies.

Form of Material Contract · English Translation · SEC Exhibit

2.6 Video Editing and Post-Production Coordination

Party A shall coordinate the photography/video team to complete the conference audiovisual record and shall follow up on post-production editing progress and delivery milestones, so as to deliver usable finished films to Party B by the agreed time. Style, duration and the number of revision rounds of the finished films shall be as confirmed by the parties in advance; revisions beyond the agreed scope may be separately negotiated by the parties.

2.7 Special Covenant — Allocation of Costs

Party A’s services are limited to conference planning, vendor sourcing, intermediary communication and coordination, and on-site direction. All fees of third-party vendors (including without limitation venue, equipment, catering, photography, video production, décor and materials) shall be invoiced by such vendors directly to Party B and collected by such vendors from Party B. Party A shall not advance, pay on behalf of another or guarantee any third-party amounts. The service fees stipulated in this Contract are solely the consideration for the coordination and planning services provided by Party A, and are independent of third-party vendor fees.

Article 3 Service Fees and Payment

3.1 Service fees (tax-inclusive amount):

Renminbi [Tax-Inclusive Amount in Words] (RMB [Tax-Inclusive Amount in Figures]).

3.2 Tax-exclusive amount (calculated at a VAT rate of [VAT Rate]%): RMB [Tax-Exclusive Amount in Figures]

3.3 Payment method: After Party A issues a lawful and valid invoice, Party B shall, within [Payment Period] days from the date of issuance of the invoice, pay the foregoing service fees to the bank account designated by Party A.

3.4 Information on the receiving account designated by Party A shall be as notified by Party A in writing. Before making payment, Party B may request the latest written confirmation from Party A if it needs to verify the account information.

Article 4 Rights and Obligations of the Parties

4.1 Rights and Obligations of Party A

(1) To complete the conference planning, vendor coordination and on-site direction in a timely and professional manner in accordance with this Contract and the proposal confirmed by both parties;

(2) To keep confidential the commercial information, attendee data, conference content and other information provided by Party B;

(3) To promptly report to Party B on vendor liaison progress, on-site execution status and matters requiring Party B’s decision;

(4) To assist Party B in confirming with third-party vendors the service standards, delivery milestones and acceptance methods;

(5) In the event of an on-site contingency, to coordinate handling immediately and promptly notify Party B.

4.2 Rights and Obligations of Party B

(1) To promptly provide the conference theme, guest information, publicity materials, review comments and other necessary materials;

(2) To pay the service fees stipulated in this Contract in full and on time;

(3) To settle fees directly with third-party vendors and to make final confirmation and acceptance of the quality of their services;

(4) To designate a dedicated project liaison to ensure unobstructed communication channels and timely decision-making;

(5) To be responsible for the lawfulness and compliance of the conference content, guest remarks and external publicity statements.

Form of Material Contract · English Translation · SEC Exhibit

4.3 Allocation of Responsibility

Quality issues, delays, equipment failures or related losses caused by a third-party vendor itself shall be the direct responsibility of such vendor vis-à-vis Party B. Provided that Party A has fulfilled its reasonable coordination and follow-up obligations, Party A shall not bear joint and several liability for compensation. Party A shall not bear liability for breach arising from delays in materials provided by Party B, delayed decision-making or material changes in requirements that affect the schedule; the parties may negotiate adjustments to the proposal and timetable.

Article 5 Confidentiality and Liability for Breach

5.1 Each party shall keep confidential the other party’s trade secrets, customer information, conference content, commercial arrangements and other information learned in the course of performing this Contract. Without the other party’s prior written consent, such information shall not be disclosed to any third party. This confidentiality obligation shall survive the termination or full performance of this Contract.

5.2 If Party B delays payment of the service fees, Party B shall pay liquidated damages at the rate of 0.05% of the overdue amount for each day of delay. If the delay exceeds thirty days, Party A shall have the right to suspend subsequent services and to reserve the right to pursue corresponding liability.

5.3 If either party breaches this Contract and thereby causes losses to the other party, it shall bear corresponding liability for compensation.

Article 6 Miscellaneous

6.1 This Contract is executed in two counterparts, with each party holding one counterpart, each of which shall have equal legal effect.

6.2 This Contract shall become effective upon the signing (or affixing of seals) by both parties.

6.3 Matters not covered by this Contract may be addressed in a supplemental agreement separately executed by the parties; any such supplemental agreement shall have the same effect as this Contract.

6.4 Any dispute arising out of or in connection with this Contract shall first be resolved through friendly consultation. If consultation fails, either party may institute an action in the people’s court with jurisdiction at the place where Party A is located.

6.5 This Contract constitutes the entire agreement between the parties with respect to the Services and supersedes all prior oral or written discussions and undertakings relating thereto.

(There is no text below. This is the signature page.)

Party A (seal): [Name of Party A]

Authorized representative: ______________________________

Party B (seal): [Name of Party B]

Authorized representative / appointed representative of the managing partner:

______________________________

Date of signing: [Year]/[Month]/[Day]